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                                    SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to Sec. 240.14a-12


               Lincoln National Convertible Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

         2. Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.




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[ ]      Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         2)       Form, Schedule or Registration Statement No.:

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         3)       Filing Party:

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         4)       Date Filed:

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               LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
                               One Commerce Square
                             Philadelphia, PA 19103




                                                                  April 24, 2001


                               IMPORTANT REMINDER



DEAR FELLOW SHAREHOLDER:

         We have previously mailed to you proxy materials for the Annual Meeting of Shareholders of Lincoln National Convertible Securities Fund, Inc. to be held on Friday, May 18, 2001. Your vote is important regardless of the number of shares you hold.

         This year's Annual Meeting is of particular importance to all Fund shareholders in light of the hostile proxy contest threatened by Phillip Goldstein, a professional dissident who is attempting to make a quick profit at the expense of the Fund's long-term shareholders.

         Your participation in this year's meeting is important, so please vote today by signing, dating and mailing promptly your WHITE proxy card. And remember, do not sign any green card you may receive from Mr. Goldstein. In the event you have any questions, D. F. King & Co., Inc., the Fund's proxy solicitor, will be pleased to assist. You may call them toll-free at 1-800-628-8536.

         On behalf of your Board of Directors, thank you for your cooperation, continued support and prompt return of your WHITE proxy card.



                                    Sincerely,

                                    /s/ David K. Downes
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                                        DAVID K. DOWNES
                                        President